Exhibit 11

                 Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES

                                                 For the Quarter Ended               For the Six Months Ended
                                                        June 30                             June 30
                                                 -----------------------           ---------------------------
                                                     1997        1996                   1997         1996
                                                 -----------  ----------           ------------  -------------
PRIMARY:

Average Number of Common Shares                   14,949,007     15,146,697         14,992,191      15,146,446

Average Number of Common Share
   Equivalents                                       144,956         75,957            133,013          82,800
                                                 -----------     ----------        -----------     -----------
Average Shares and Share
   Equivalents Outstanding                        15,093,963     15,222,654         15,125,204      15,229,246
                                                 ===========     ==========        ===========     ===========


Net Income                                       $10,120,000     $1,265,000        $20,168,000     $ 9,353,000
Preferred Dividends
                                                 -----------     ----------        -----------     -----------
Available to Common Shares                       $10,120,000     $1,265,000        $20,168,000     $ 9,353,000
                                                 ===========     ==========        ===========     ===========

Earnings Per Common Share:                             $0.67          $0.08              $1.33           $0.61
                                                 ===========     ==========        ===========     ===========


FULLY DILUTED:

Average Number of Common Shares                   14,949,007     15,146,697         14,992,191      15,146,446
Average Number of Common Share
   Equivalents                                       186,272         75,957            186,272          82,800
                                                 -----------     ----------        -----------     -----------
Average Shares and Share
   Equivalents Outstanding                        15,135,279     15,222,654         15,178,463      15,229,246
                                                 ===========     ==========        ===========     ===========

Net Income                                       $10,120,000     $1,265,000        $20,168,000     $ 9,353,000
Preferred Dividends
                                                 -----------     ----------        -----------     -----------
Available to Common Shares                       $10,120,000     $1,265,000        $20,168,000     $ 9,353,000
                                                 ===========     ==========        ===========     ===========

Earnings Per Common Share                              $0.67          $0.08              $1.33           $0.61
                                                 ===========     ==========        ===========     ===========



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